                                                                  EXHIBIT 3.1



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         DOCUMENT SCIENCES CORPORATION

                    PURSUANT TO SECTIONS 242 AND 245 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE


         The undersigned, the President and the Assistant Secretary of Document Sciences Corporation, a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY as follows:

         1.      The name of the Corporation is Document Sciences Corporation.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

         3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

         FIRST:  The name of the Corporation is Document Sciences Corporation.

         SECOND: The address of its registered agent in the State of Delaware is 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares which the Corporation shall have the authority to issue is 3,000,000 shares of Common Stock par value $.001 per share, (hereinafter referred to as the "Common Stock") and 2,000,000 shares of Preferred Stock, par value $.001 per share, (hereinafter referred to as the "Preferred Stock")

         FIFTH: GENERAL. The designations, preferences, privileges and voting powers of each class of stock of the Corporation, and the restrictions and qualifications thereof, are as follows;

         1. The Preferred Stock may be issued from time to time as follows:

                 (a) The Preferred Stock may be issued from time to time as shares of one or more series of Preferred Stock and the Board of Directors is expressly authorized, prior to issuance, in the resolution or resolutions providing for the issue of shares in each particular series, to fix the following, subject to the other provisions of this Article FIFTH:

                          (i) The distinctive serial designation, and number of shares which shall constitute such series;

                          (ii) The annual dividend rate for such series, and the date, if any, from which dividends on shares of such series shall be cumulative;

                          (iii) The redemption provisions and price or prices, if any, for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and the same or different redemption price or scale of redemption prices applicable to any other redemption;

                          (iv) The amount or amounts which shall be paid to the holders of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, or the consolidation or merger of the corporation with or into any other entity;

                          (v) The obligation, if any, of the Corporation to redeem or retire shares of such series pursuant to a sinking fund which shall be applied to the redemption of shares of such series;

                          (vi) The terms and conditions (with or without limitations), if any, on which shares of such series shall be convertible into or exchangeable for, shares of stock of any other class or classes, including the price and the terms and conditions of adjustment thereof, if any; and

                          (vii) The voting rights and any other preferences, privileges and restrictions or qualifications of such series.

                 (b) All shares of Preferred Stock, regardless of series, are of equal rank with each other and are identical with each other in all respects except as provided in or permitted pursuant to Article FIFTH, Paragraph 1(a); and the shares of the Preferred Stock of any one series are identical with each other in all respects.

         2.      DIVIDENDS.

                 (a) The holders of the Preferred Stock of each series are entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available for the payment of dividends, cash dividends at the amount for such series as fixed by the Board of Directors in accordance with Article FIFTH, Paragraph 1(a) in respect of any series.

                 (b) So long as any shares of the Preferred Stock are outstanding, no dividend whatever shall be paid or declared at any time, and no distribution made, on any Common Stock (other than in Common Stock):

                          (i) unless all dividends on the Preferred Stock of all series for all past dividends have been paid and the full dividends thereon for the then current dividend period have been paid or declared and a sum sufficient for the payment thereof set apart; and

                          (ii) unless the Corporation has redeemed, retired or purchased all shares of each series of Preferred Stock required to have been redeemed, retired or purchased at such time pursuant to any sinking fund, liquidation, retirement or redemption obligation fixed for such series by the Board of Directors.

Subject to the foregoing provisions of this paragraph, and to any further limitations prescribed by the Board of Directors in accordance with Article FIFTH, Paragraph 1(a), and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on any Common Stock from time to time out of any funds of the Corporation legally available therefor.

                 (c) In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Paragraph 6(d), then in each such case for the purpose of this paragraph, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such a record of its are entitled to receive such distribution.

                 (d) In the event of any taking by Corporation of a record of its stockholders for the purposes of determining stockholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of shares of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         3.      VOTING.

                 (a) Each share of Common Stock shall be entitled to one vote. Except as provided below and except as provided by law, each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares could be converted, and the holders of Common Stock and Preferred Stock shall vote together on an as if converted basis.

                 (b) Unless the consent of the holders of a greater number of shares is then required by law, the consent of the holders of at least a majority of the shares or of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at any special or annual meeting called for the purpose, at which the Preferred Stock shall vote separately as a class, shall be necessary to permit, effect or validate any one or more of the following:

                          (i) The authorization of, or any increase in the authorized amount of, any class of stock with rights and preferences equal to or greater than those of the Preferred Stock;

                          (ii)    Any amendment to the Certificate of
                 Incorporation (if any proposed amendment would alter or change the powers, preferences, or special rights of one or more series of any class so as to affect them adversely or would create a class or series of stock with rights and preferences equal to or greater than those of such series, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this paragraph).

                          (iii) The liquidation, dissolution or winding up of the corporation, or the sale, lease or conveyance of all or substantially all the assets or business of the corporation, or the consolidation or merger of the corporation with or into any other entity;

                          (iv) The redemption of any securities, payment of dividends or distributions on any securities, or, except as approved by the Board of Directors with respect to employee stock purchase agreements, the repurchase of any securities;

                          (v) Any incurring of debt in excess of $500,000 in any one year, except (A) pursuant to a budget approved by the Board of Directors or (B) short-term bank borrowings for working capital;

                          (vi) The undertaking of a fundamental change in the business of the corporation that is not unanimously approved by the Board of Directors;

                          (vii) The sale, through subsidiaries, of securities to third parties;

                          (viii)  The transaction of any business with
                 officers, directors, employees, or affiliates except for normal employment and benefits transactions and except as contemplated by other provisions of this Restated Certificate of Incorporation; and

                          (ix) An increase in the size of the Board of Directors to more than nine (9) members.

         4.      LIQUIDATION.

                 (a) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Preferred Stock of each series shall be entitled to receive out of the assets of the Corporation, before any distribution or payment is made to the holders of any Common Stock, (i) if such liquidation, dissolution or winding up is involuntary, the amount fixed by the Board of Directors in accordance with Article FIFTH, Paragraph 1(a) but not less than $0.001, and (ii) if such liquidation, dissolution or winding up is voluntary, the amount per share fixed by the Board of Directors in accordance with the provisions of Article FIFTH, Paragraph 1(a) in the case of any series of Preferred Stock, in effect at the time thereof, together with, in each case, all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amounts; and the holders of Common Stock and Preferred Stock shall be entitled to share ratably in all the remaining assets of the Corporation on an as-converted basis. The consolidation or merger of the Corporation with or into any other corporation, and any sale, lease or conveyance of all or any part of the property or business of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph.

         5.      REDEMPTION.

                 (a) The redemption of any series of Preferred Stock may, in the sole discretion of the Board of Directors, be payable in three equal annual installments commencing on the Redemption Date. Subject to the foregoing, in the event the Corporation has insufficient funds available to redeem all shares of Preferred Stock for which a demand for redemption has been made, the funds available for redemption shall be allocated among the series of Preferred Stock then outstanding in proportion to the aggregate redemption prices of the shares to be redeemed.

                 (b) The holders of the redeemable Preferred Stock, when such stock becomes redeemable, may notify the Corporation in writing of their intent to redeem all or a part of their shares, in which case the Corporation shall, upon the earlier of the date specified in the notice of redemption or thirty (30) days from the date of the notice of redemption, (the "Redemption Date") repurchase such shares using any source of funds legally available therefor; provided, however, that at the time of such redemption, the Corporation shall have outstanding shares of at least one class or series of stock with full voting powers and which shall not be subject to redemption.

                 (c) On or prior to the Redemption Date, each holder of redeemable Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated by the Corporation. Upon such surrender, the Redemption Price of such shares (which shares shall be reduced by the number of shares which have been converted into Common Stock between the date of such notice and the date on which the conversion rights to such shares terminate) shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event that less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the shares of Preferred Stock designated for redemption shall cease (except for the right to receive the Redemption Price without interest) with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                 (d) On or prior to the Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Preferred Stock designated for redemption and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $20,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered the share certificate to the Corporation pursuant to subparagraph (c) above. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this subparagraph for the redemption of shares thereafter converted into shares of Common Stock on or before the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this subparagraph remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation.

         6.      CONVERSION.

                 (a) Before any holder of shares of Preferred Stock which are convertible into Common Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates duly endorsed, at the office of the Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the shares and shall state therein the name or names into which the certificates or certificates for shares of Common Stock shall be issued. A holder of Preferred Stock may not effect a transfer of shares pursuant to a conversion unless such holder has complied with all applicable restrictions on transfer. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of shares of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificate for the number of shares of Common Stock into which such holder shall be entitled under this Certificate of Incorporation. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                 (b) The Conversion Price of each series of Preferred Stock which is convertible into Common Stock shall be subject to adjustment from time to time as follows:

                          (i)     (A)      If the Corporation shall issue any
                          Additional Stock (as defined below) without consideration or for consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Additional Stock, then such Conversion Price in effect immediately prior to each such issuance shall (except as otherwise provided in this clause) be adjusted to:

                                  The lowest per share consideration received by Corporation for each share of Additional Stock issued or deemed to be issued.

                                  (B)      In the case of the issuance of
                          Common Stock for cash, the consideration shall be deemed to be the amount of cash paid there for before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                  (C) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors.

                          (ii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (where the shares of Common Stock issuable upon exercise of options or rights or upon conversion or exchange of such securities are not excluded from the definition of Additional Stock), the following provisions shall apply.

                                  (A)      The aggregate maximum number of
                          shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i)(B) and
                          (C) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or right for the Common Stock covered thereby;

                                  (B)      The aggregate maximum number of
                          shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration each case to be determined in the manner provided in subparagraphs (i)(a) and (C) above,

                                  (C)      In the event of any change in the
                          number of shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price in effect at the time for each series of Preferred Stock shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                  (D)      Upon the expiration of any such
                          options or rights, the termination of any such rights or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price for each series of Preferred Stock shall forthwith be adjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such securities or upon the exercise of the options or rights related to such securities.

                          (iii) "Effective Date" with respect to each series of Preferred Stock means the first date on which shares of such series of Preferred Stock were issued.

                                  "Additional Stock" shall mean any shares of
                 Common Stock issued (or deemed to have been issued pursuant to subparagraph 5(b)(ii) by this Corporation after the Effective Date other than:

                                  (A)      Common Stock issued pursuant to a
                          transaction described in subparagraph (d) below;

                                  (B)      An aggregate of 500,000 shares of
                          Common Stock issued or issuable to employees, officers, or directors of or consultants to, the Corporation pursuant to an arrangement approved by the Board of Directors; provided, however, that the Corporation may repurchase and re-issue such shares without diminishing this 500,000 share limit;

                                  (C)      An aggregate of 150,000 shares of
                          Common Stock issuable to equipment lessors, trade vendors, and the like pursuant to an arrangement approved by the Board of Directors; and

                                  (D) Common Stock issued or issuable upon conversion of the shares of Preferred Stock.

                 (c) No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustment that is not required to be made by reason of this sentence shall be carried forward and taken into account in any subsequent adjustment. Except to the limited extent provided for in subparagraph
(b)(ii)(C), (b)(ii)(D) and (d)(ii), no adjustment of such Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                 (d)      (i)     In the event the Corporation should at any
                 time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock ("Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share shall be increased in proportion to such increase of outstanding shares as determined by taking subparagraph (b)(ii) into account.

                          (ii) if the number of shares of Common Stock outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then, as of the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such shares shall be decreased in proportion to such decrease in outstanding shares.

                 (e) If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Certificate of Incorporation, provision shall be made (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) so that the holders of the Preferred Stock which is convertible into Common Stock shall thereafter be entitled to receive, upon conversion of the Preferred Stock, such shares or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Certificate of Incorporation with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Certificate of Incorporation (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of shares of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                 (f) This Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

                 (g)      (i)     No fractional shares shall be issued upon
                 conversion of shares of Preferred Stock. In lieu of fractional shares, the number of shares of Common Stock to be issued to a holder of Preferred Stock on conversion of all of the shares being converted of any series of Preferred Stock held by such holder shall be rounded to the nearest whole number. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                          (ii) Upon the occurrence of each adjustment of the Conversion Price of a series of Preferred Stock pursuant to this Paragraph, the Corporation, at its discretion, shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of the series of Preferred Stock with respect to which the Conversion Price is being adjusted a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment, (B) the Conversion Price at the time in effect for each series of Preferred Stock and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                 (h) Each share of each series of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable conversion price immediately upon the effectiveness of a registration statement on Form S-1 under the Securities Act of 1933, as amended, in connection with a firmly underwritten public offering of the Common Stock, provided that the offering price (net of selling expenses and underwriters' commissions) is at least $3.00 per share (hereafter adjusted for stock splits and the like) and
(2) the aggregate gross proceeds thereof are not less than $5,000,000.

                          (i) This Corporation shall at times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of the shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, this Corporation will take such corporate action as may, in the opinion, of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         7.      DEFINITIONS.

                 For purposes of the Certificate of Incorporation:

                 The term "accrued and unpaid dividends" when used with references to any share of any series of the Preferred Stock means an amount computed at the annual dividend rate for the shares of such series from the date on which dividends on such share became cumulative to and including the date to which such dividends are to be accrued, less the aggregate amount of all dividends theretofore paid on such share; but no interest shall be payable upon any arrearages (except pursuant to a right of Preferred Stock fixed by the Board of Directors in accordance with Article FIFTH, paragraph 1(a) in respect of any series).

                 The term "Certificate of Incorporation" means the certificate of the Corporation as amended and supplemented by any certificate heretofore or hereafter filed pursuant to law, including any certificate filed pursuant to law with respect to, and providing for the issue of, any series of Preferred Stock.

                 The term "stock with rights and preferences equal to or greater than those of the Preferred Stock" means any stock of the Corporation, now or hereafter authorized, which has rights in preferences or equal to the Preferred Stock, or a series thereof as the case may be, either in the payment of dividends or in any liquidation, dissolution or winding up of the Corporation.

         8.      SERIES A PREFERRED STOCK.

                 (a) The distinctive serial designation of the first series of Noncumulative Preferred Stock is "Series A Preferred Stock" (hereinafter called "Series A Preferred Stock"); and the number of shares constituting the Series A Preferred Stock is 2,000,000 shares and such number of shares shall not be increased by the Board of Directors.

                 (b) The annual dividend rate for the Series A Preferred Stock is $0.05 per share, as adjusted appropriately for stock splits and the like. Such dividends shall be paid prior and in preference to any payment of any dividend on, or other distribution with respect to Common Stock. The right to such dividends shall not be cumulative, and no right shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any prior year. Dividends, if paid, or if declared and set apart for payment, will be paid on, or declared and set apart for payment on, all outstanding shares of Series A Preferred Stock. If less than full dividends are paid or declared and set apart for payment, the same percentage of the dividend rate will be paid on, or declared and set apart for payment on, each outstanding share of Series A Preferred Stock.

                 After payment of the dividend preferences referred to above, outstanding shares of Series A Preferred Stock shall participate with Common Stock as to any dividends or distributions paid by the Corporation in cash, assets, or any securities other than Common Stock with the outstanding shares of Series A Preferred Stock so participating on an as converted basis.

                 (c) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon the sale, lease or conveyance (other than the mortgage) of all or substantially all of the property or business of the Corporation, or upon a merger or consolidation of the Corporation into or with any other entity except where the Corporation is the surviving entity and the rights, preferences and privileges of the Series A Preferred Stock or the holders thereof are not adversely affected, the holders of the Series A Preferred Stock are entitled to receive out of the assets of the Corporation, before any distribution or payment is made to the holders of the Common Stock, the liquidation price of $1.00 per share (the "Series A Redemption Price"), plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for the payment of such distributive amount.

                 (d) The Series A Preferred Stock may be redeemed on or after the date which is six years from the Effective Date, in whole or in part, at the option of the holder at the Series A Redemption Price, plus accrued and unpaid dividends thereon to the Series A Redemption Date (as defined above).

                 (e)      (i)     Each share of Series A Preferred Stock shall
                 be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock determined as set forth below.

                          (ii) Each share of Series A Preferred Stock shall be convertible into such number of fully-paid and nonassessable shares of Common Stock as is determined by dividing $1.00 by the Conversion Price for the Series A Preferred Stock in effect at the time of conversion. The initial Conversion Price for the Series A Preferred Stock shall be $1.00 per share; provided, however, that such Conversion Price shall be subject to adjustment as set forth in this Certificate of Incorporation.

         9. NOTICE. Any notice required by the provisions of this Certificate of Incorporation to be given to the holders of shares of the Corporation's stock shall be deemed to be delivered which deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of the record at the address appearing on the stock transfer books of the Corporation.

         SIXTH: The Board of Directors is authorized to make, alter, or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot.

         SEVENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

         EIGHTH: That the aforesaid Restatement has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have signed this Certificate as of this 22nd day of April 1992, hereby declaring and certifying, under penalties of perjury that this is our act and deed and the facts herein stated are true.



                                              /s/ TONY N. DOMIT
                                              ---------------------------------
                                              Tony N. Domit
                                              President



                                              /s/ BARBARA E. AMANTEA
                                              ---------------------------------
                                              Barbara Amantea
                                              Assistant Secretary